                        BANYAN STRATEGIC LAND FUND II





                               October 7, 1997


                            AN IMPORTANT REMINDER
                         ===========================


Dear Stockholder:

     You have previously received proxy material in connection with the upcoming Annual Meeting of Stockholders of BANYAN STRATEGIC LAND FUND II to be held on October 21, 1997.

     According to our latest records, your proxy for this meeting has not been received. Regardless of the number of shares you may own, it is important that they be represented at this meeting.

     Please note that in order for the company to pay the $0.20 per share dividend described in the Proxy Statement, Stockholders must approve the Restated Certificate, Restated Bylaws and elect the Nominees to the Board.

     Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly. If you have already mailed your proxy, please disregard this request. Should you have any questions regarding the Annual Stockholders Meeting, please call this toll free number 1-888-881-0512.

                                            Sincerely,


                                            Banyan Strategic Land Fund II




                   IF YOU HAVE RECENTLY MAILED YOUR PROXY,
             PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.